UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

FVCBankcorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

11325 Random Hills Road

Fairfax, Virginia 22030

(Address of Principal Executive Offices) (Zip Code)

(703) 436-3800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2022, FVCBankcorp, Inc. (the “Company”) entered into supplemental executive retirement plan agreements with each of its executive officers, including David W. Pijor, Chairman and Chief Executive Officer of the Company, Patricia A. Ferrick, President of the Company, Jennifer L. Deacon, Executive Vice President and Chief Financial Officer of the Company, and William G. Byers, Executive Vice President and Chief Lending Officer of the Company. The agreements generally provide that upon the later of separation of service with the Company or attainment of retirement age (age 77 for Mr. Pijor and age 67 for the other named officers), the officers will receive supplemental retirement benefits equal to $150,000 annually for Mr. Pijor, $125,000 annually for Ms. Ferrick, and $65,000 annually for Ms. Deacon and Mr. Byers. The benefits are payable monthly over a 10-year period. Mr. Pijor’s benefit and Ms. Ferrick’s benefit are fully vested. Ms. Deacon’s benefit and Mr. Byers’s benefit will vest annually on a pro-rata basis over a five-year period, provided that the officer remains continuously employed with the Company.

In the event of the voluntary resignation for “good reason” (as defined in each agreement) or involuntary termination without cause of Mr. Pijor or Ms. Ferrick, in each case within 12 months after a “change in control” (as defined in each agreement) of the Company, the accrued benefit (calculated as if the officer remained continuously employed by the Company until normal retirement age) will be paid in a lump sum. In the event of the voluntary resignation for good reason or involuntary termination without cause of Ms. Deacon or Mr. Byers, in each case within 12 months after a change in control of the Company, the officer will be paid the greater of (i) the accrued benefit as of the date of the change in control or (ii) $300,000 in a lump sum for Ms. Deacon and $350,000 in lump sum for Mr. Byers.

In the event of an officer’s voluntary resignation or involuntary termination without “cause” (as defined in each agreement) in each case prior to normal retirement age, the amount payable under the agreement will generally be equal to the amount of the vested accrued benefit as of the date of termination of employment, which amount will be paid in a lump sum. In the event of an officer’s involuntary termination for cause, no benefits will be payable under the agreement.

The Company will invest in bank-owned life insurance as a financing strategy to offset the cost of the nonqualified benefits through a combination of incremental tax-effected earnings and tax-free death benefits to the Company as beneficiary.

The foregoing summary description of the supplemental executive retirement plan agreements is qualified in its entirety by reference to the agreements. Copies of the supplemental executive retirement plan agreements with Mr. Pijor, Ms. Ferrick, Ms. Deacon and Mr. Byers are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and are incorporated by reference into this Item 5.02.

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Item 9.01	Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

10.1	Supplemental Executive Retirement Plan Agreement, dated June 7, 2022, between FVCBankcorp, Inc. and David W. Pijor.

10.2	Supplemental Executive Retirement Plan Agreement, dated June 7, 2022, between FVCBankcorp, Inc. and Patricia A. Ferrick.

10.3	Supplemental Executive Retirement Plan Agreement, dated June 7, 2022, between FVCBankcorp, Inc. and Jennifer L. Deacon.

10.4	Supplemental Executive Retirement Plan Agreement, dated June 7, 2022, between FVCBankcorp, Inc. and William G. Byers.

104	The cover page from the Company’s Form 8-K with a date on report of June 7, 2022, formatted in Inline Extensible Business Reporting Language (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: June 7, 2022

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